Exhibit 99.3

1.20	FORM OF DISTRIBUTIONS

Subject to Section 13.01, 13.02 and Article 14 of the Basic Plan Document, distributions under the Plan shall be paid as provided below.

(a)	Lump Sum Payments - Lump sum payments are always available under the Plan and are the normal form of payment under the Plan except as modified in Subsection 1.20(d)(2) below.

(b)	☐	Installment Payments - Participants may elect distribution under a systematic withdrawal plan.

(c)	☐	Partial Withdrawals - A Participant whose employment has terminated and whose Account is distributable in accordance with the provisions of Article 12 of the Basic Plan Document may elect to withdraw any portion of his distributable vested interest in his Account in a lump sum or any other form of distribution provided in this Section, at any time.

(d)	☐	Annuities (Check if the Plan is retaining any annuity form(s) of payment.)

	(1)	☐	An annuity form of payment is available under the Plan because the Plan either converted from or received a transfer of assets from a plan that was subject to the minimum funding requirements of Code Section 412 and therefore an annuity form of payment is a protected benefit under the Plan in accordance with Code Section 411(d)(6).

	(2)	The normal form of payment under the Plan is (check (A) or (B)):

		(A)	☐ Lump sum is the normal form of payment for:

(i) ☐ All Participants

(ii) ☐ All Participants except those Participants or Participant’s sub-accounts identified on the Forms of Payment Addendum.

		(B)	☐ Life annuity is the normal form of payment for all Participants.

	(3)	☐	The Plan offers at least one other form of annuity as specified in the Forms of Payment
Addendum.
Note: A life annuity option will continue to be an available form of payment for any Participant who elected such life annuity payment before the effective date of its elimination.

(e)	Cash Outs and Implementation of Required Rollover Rule

	(1)	☒	If the vested Account balance payable to an individual is less than or equal to the cash out limit utilized for such individual, such Account will be distributed in accordance with the provisions of Section 13.02 or 18.04 of the Basic Plan Document. The cash out limit is:

		(A)	☐ $1,000.

		(B)	☒ The dollar amount specified in Code Section 411(a)(11)(A) ($5,000 as of
January 1, 2013). Any distribution greater than $1,000 that is made to a
Participant without the Participant’s consent before the Participant’s Normal
Retirement Age (or age 62, if later) will be rolled over to an individual retirement plan designated by the Plan Administrator.
(f)	☒	See the additional distribution forms described in the Forms of Payment Addendum.

Pre-Approved Defined Contribution Plan – 06/30/2020	PS Plan
03467-1631502596AA

© 2020 FMR LLC

All rights reserved.

AMENDMENT EXECUTION PAGE

Plan Name: MVB Bank, Inc. 401(k) Retirement Plan (the “Plan”)

Employer: MVB Bank, Inc.

[Note: These execution pages are to be completed in the event the Employer modifies any prior election(s) or makes a new election(s) in this Adoption Agreement. Attach the amended page(s) of the Adoption Agreement to these execution pages.]

The following section(s) of the Plan are hereby amended effective as of the date(s) set forth below:

Section Amended	Effective Date
1.20	10/11/2021
FORMS OF PAYMENT ADDENDUM	10/11/2021

IN WITNESS WHEREOF, the Employer has caused this Amendment to be executed on the date given below.

Employer:	MVB Bank, Inc.	Employer:	MVB Bank, Inc.

By:	/s/ Brad Greathouse	By:
Title:	Chief People & Culture Officer	Title:
Date:	9/21/2021 | 4:02:52 PM EDT	Date:

Note: Only one authorized signature is required to execute this Adoption Agreement unless the Employer’s corporate policy mandates two authorized signatures.

Note: This page may be duplicated, if needed, to allow separate execution when the Employer indicated in Section 1.02(a) is changing.

Pre-Approved Defined Contribution Plan – 06/30/2020	PS Plan
03467-1631502596AA

© 2020 FMR LLC

All rights reserved.

FORMS OF PAYMENT ADDENDUM

for

Plan Name: MVB Bank, Inc. 401(k) Retirement Plan

(a)

In-Kind Distribution of Employer Securities. To the extent that a Participant’s Account is invested in employer securities, as described in Subsection 8.02(b) of the Basic Plan Document, a Participant may elect to receive distribution of his Account under the lump sum payment method in shares of employer securities instead of in cash.

Pre-Approved Defined Contribution Plan – 06/30/2020	PS Plan
03467-1631502596AA

© 2020 FMR LLC

All rights reserved.

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